UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 9, 2005

VendingData Corporation
(Exact name of registrant as specified in its charter)

Nevada	00-32161	91-1696010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6830 Spencer Street, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 733-7195

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 2 — FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          On February 15, 2005, VendingData Corporation (the “Company”) completed a private placement (the “Private Placement”) of 10% senior convertible notes due February 2008 (the “Notes”). Each Note is issued in increments of $50,000 and is secured by a first priority security interest in the Company’s assets. The Notes require semi-annual payments of interest only on August 1 and February 1 of each year, with the principal and any unpaid interest due at maturity of the Notes. Any prepayments of the Notes made prior to February 2007 require the payments of premiums that decline each year, and notice of prepayment requires a thirty (30) day advance notice to the holders of the Notes. Holders of the Notes have a one-time right to convert up to 50% of the then outstanding principal of the Notes into shares of the Company’s common stock, $.001 par value, at a rate $1.65 per share.

          Through the Private Placement, the Company issued an aggregate of $7,775,000 in Notes, in return for exchanged notes in the aggregate principal amount of $3,250,000 and gross cash proceeds of $4,525,000. Subject to the reasonable discretion of the Company’s management, the proceeds from the Private Placement are to be used to fund our shuffler inventory, our operating losses and our general corporate purposes as follows:

PROPOSED USE	AMOUNT	%

Exchange of 9% Senior Secured Notes	$3,250,000	41.8%
Fund inventory	1,600,000	20.6%
Fund operating losses	1,200,000	15.4%
Placement fees	181,000	2.3%
Other general corporate purposes	1,544,000	19.9%

	$7,775,000	100.0%

          The portion of the net proceeds of the Private Placement being designated as “other general corporate purposes” excludes the acquisition of companies or products, the repurchase of the Company’s common stock, the issuance of the dividends or other matters not specifically set forth above. In addition to the foregoing, the Company has received commitments for additional funds pending satisfaction of certain closing conditions. If the Company closes on such commitments, the Company will apply such funds toward general corporate purposes.

          Release of Proceeds. With respect to the gross cash proceeds, the Company had immediate access to $2,000,000 upon closing and will have access to the remaining gross cash proceeds subject to the following conditions:

•	One-third (1/3) of the remaining gross proceeds shall be released to the Company upon the placement of execution of a distributor agreement with TCS John Huxley or an affiliate thereof and the sale and service outside the United States of one hundred (100) units of the Company’s RandomPlus™ shuffler and PokerOne™ shuffler, where such events must occur no later than June 30, 2005;

•	One-third (1/3) of the remaining gross proceeds shall be released to the Company upon the hiring by the Company of a North American manager of operations or Chief Operating Officer, where such person shall be hired no later than June 30, 2005; and

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•	One-third (1/3) of the remaining gross proceeds shall be released to the Company upon the approval of the Company’s RandomPlus™ shuffler by Gaming Laboratories International and the Nevada State Gaming Control Board and the placement of one hundred (100) units of the Company’s RandomPlus™ shuffler in North America, where such approvals and shuffler placement must occur no later than June 30, 2005.

          With respect to the first condition, the Company has already entered into a Distributor Agreement with an affiliate of TCS John Huxley that includes the sale and service of one hundred (100) units of the Company’s PokerOne™ shuffler and certain conditions for the sale and service of one hundred (100) units of the Company’s RandomPlus™ shuffler. For additional information, see Item 8.01 of this Form 8-K. In the event that the Company fails to meet any of the three conditions, the Company will return the relevant portion of the escrowed gross proceeds, without interest, within thirty (30) days. The return of any gross proceeds would reduce the amount available for general corporate purposes.

          Exemption from Registration. The Notes were offered and sold only to qualified accredited investors in accordance with certain exemptions from registration under the Securities Act of 1933 (the “Securities Act”). The Notes and the underlying common stock issuable upon conversion of the Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the Untied States absent registration or an applicable exemption from such registration requirements.

          Registration Rights. Notwithstanding the foregoing, the Company is obligated to file a registration statement within thirty (30) days of the date of the Notes with the Securities and Exchange Commission on Form S-3 to register the shares into which the Notes are convertible, to cause the same to be declared effective within one hundred twenty (120) days of the date of the Notes and to maintain the effectiveness of the registration statement. Any breach of the foregoing obligations will result in a one-half percent (0.5%) increase in the applicable interest rate under the Notes for each thirty (30) day period of non-compliance, up to a maximum fourteen percent (14%) increase.

          Default. Pursuant to the terms of the security agreement for the Notes (the “Security Agreement”), attached to the Current Report as Exhibit 10.3, the collateral agent may accelerate payment of the Notes if the Company is in default. The Company is in default if: (1) the Company does not pay a Note payment when due and does not cure the payment within two (2) business days; (2) the Company breaches a representation, warranty, covenant or agreement set forth in the Notes, Security Agreement or subscription agreement (the “Subscription Agreement” attached to the Current Report as Exhibit 10.1) that is not cured within fifteen (15) days; (3) the collateral of the Notes is impaired in certain respects; (4) there is a default under the Notes; (5) the Company files for bankruptcy or is subject to involuntary bankruptcy or receivership; (6) the Company does not pay an obligation in excess of One Hundred Thousand Dollars ($100,000) when due when failure to pay is not cured within any applicable grace period or waived; (7) the Company does not return the proceeds of the Notes to note holders as described in “Release of Proceeds” above; or (8) the Company incurs indebtedness in excess of Fifteen Million Dollars ($15,000,000).

          This Report on Form 8-K is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted. A copy of the press release reporting the Private Placement is attached to the Current Report as Exhibit 99.1. The press release may also be found in the “Investors” heading under the “Press Releases” section of the Company’s web site at www.vendingdata.com.

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SECTION 3 — SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities

          Information from Item 2.03 above is hereby incorporated by reference. In addition to the information contained therein, the following information is provided with respect to the Private Placement, with respect to the equity securities that are potentially issuable upon conversion of the Notes:

•	Up to fifty percent (50%) of the unpaid principal amount of the Notes is convertible at $1.65 per share into shares of the Company’s common stock, par value $0.001 per share.

•	A placement agent fee of up to four percent (4%) of the cash proceeds of the Private Placement is payable to Philadelphia Brokerage Corporation, as placement agent, but no separate fee is payable with respect to the shares of common stock.

•	The Notes and the underlying shares of the Company’s common stock under the Private Placement were issued under the private placement exemption under Section 4(2) of the Securities Act of 1933 and pursuant to Rule 506 of Regulation D. The Company was able to rely on Rule 506 of Regulation D because the Company only offered the Notes to accredited investors as that term is defined by Rule 501 of Regulation D.

SECTION 8 — OTHER EVENTS

Item 8.01	Other Events

          On January 21, 2005, the Company entered into an exclusive five-year agreement with TCS John Huxley (“TCS”), a U.K. based worldwide distributor of products to the gaming industry, to market and distribute the Company’s shuffler products outside of the United States. In connection with the signing of the agreement, TCS will issue an initial order for one hundred (100) of the Company’s newly introduced PokerOne™ shufflers. An additional order will be received by the Company for its new RandomPlus™ shuffler following TCS’s completion of product evaluation this quarter. Also covered by the agreement is a commitment by TCS to purchase and distribute the Company’s new PokerPlus™ and ContinuousPlus™ shufflers now under development and scheduled for release later in 2005. Additionally, TCS has agreed to demonstrate the Company’s product line at the following international gaming exhibitions, ICE (London), G2E (Las Vegas), SAGSE (Buenos Aires), EELEX (Moscow) and AGE (Sydney). A copy of the press release is attached to the Current Report as Exhibit 99.2. The press release may also be found in the “Investors” heading under the “Press Releases” section of the Company’s web site at www.vendingdata.com.

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SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit 1.1	Form of Placement Agent Agreement with Philadelphia Brokerage Corporation.

Exhibit 10.1	Form of Subscription Agreement for 10% Senior Secured Notes due February 2008.

Exhibit 10.2	Form of Promissory Note for 10% Senior Secured Notes due February 2008.

Exhibit 10.3	Form of Security Agreement for 10% Senior Secured Notes due February 2008.

Exhibit 10.4	Form of Collateral Agent Agreement.

Exhibit 10.5	Distribution Agreement between TCS John Huxley and VendingData Corporation dated January 21, 2005.

Exhibit 99.1	Press Release dated February 15, 2005 reporting the Private Placement.

Exhibit 99.2	Press Release dated January 21, 2005 reporting the Distributor Agreement between TCS John Huxley and VendingData Corporation.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENDINGDATA CORPORATION (Registrant)

Date: February 15, 2005	By:	/s/ Douglas H. Caszatt
Its:	Douglas H. Caszatt Acting Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Placement Agent Agreement with Philadelphia Brokerage Corporation.

10.1	Form of Subscription Agreement for 15% Senior Secured Notes due February 2008.

10.2	Form of Promissory Note for 15% Senior Secured Notes due February 2008.

10.3	Form of Security Agreement for 15% Senior Secured Notes due February 2008.

10.4	Form of Collateral Agent Agreement.

10.5	Distribution Agreement between TCS John Huxley and VendingData Corporation dated January 21, 2005.

99.1	Press Release dated February 15, 2005 reporting the Private Placement.

99.2	Press Release dated January 21, 2005 reporting the Distributor Agreement between TCS John Huxley and VendingData Corporation

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